                                                                 EXHIBIT 10.3(b)

                                FIRST AMENDMENT

                                     TO THE

                           WAREHOUSE CREDIT AGREEMENT

                                    between

                         ATHERTON CAPITAL INCORPORATED
                                      and

                            FRANCHISE FINANCE CORP.

     This First Amendment to the Warehouse Credit Agreement (this "Amendment") between Atherton Capital Incorporated, a Delaware corporation, successor-in-interest to Atherton Capital Partners, L.P. ("Borrower"), and Franchise Finance Corp., a Delaware corporation ("FFC"), is dated as of this 14th day of November, 1997.

     WHEREAS, Borrower and FFC have entered into that certain Warehouse Credit Agreement dated as of January 8, 1997 (the "Original Agreement");

     WHEREAS, Borrower desires to have the ability to fund construction loans under the Original Agreement to certain specified Collateral Borrowers;

     WHEREAS, Borrower and FFC have agreed to certain terms and conditions to include construction loans with a seasoning period at interest rates above those of the Standard Loans in the Original Agreement; and

     WHEREAS, Borrower desires to amend the Original Agreement to implement the terms and conditions agreed upon by Borrower and FFC regarding the inclusion of $50,000,000 of construction loans within the Maximum Commitment Amount.

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. DEFINED TERMS. Terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement.

     2. AMENDMENTS TO THE ORIGINAL AGREEMENT. The parties hereto do hereby agree to amend the Original Agreement as follows:

     (a) The caption for section 2.01(e) shall be amended by adding after the words "Interest Rate" the phrase: "and Fees". In addition, section 2.01(e) is
                                    --------
further amended by deleting the rest of the sentence after the underlined word

"plus" in the sixth line thereof
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and replacing such with the following: "(i) 3.50% per annum for each
Construction Loan, (ii) 2.75% per annum for each Collateral Loan during the Seasoning Period, and (iii) 2.00% for all other Collateral Loans". Also, section 2.01(e) is further amended by deleting the last line thereof in its entirety and replacing it with the following: "plus (i) 4.50% per annum for each Construction Loan, (ii) 3.75% per annum for each Collateral Loan during the Seasoning Period, and (iii) 3.00% for all other Collateral Loans." Finally, section 2.01(e) is further amended by adding the following at the end of such section: "In addition to the interest rates stated above, FFC shall receive a fee equal to 1% of the loan balance at the closing of each Construction Loan."

     (b) Section 2.07(b) is hereby amended by inserting the word "Collateral" after the word "Liquidated" in the tenth line thereof.

     (c) A new section 2.09 and 2.10 is hereby added as follows:

     "2.09.  Terms of Construction Loans.  (a) Notwithstanding anything to the
             ---------------------------
contrary above, all Construction Loans will be funded in single monthly draws with a minimum draw of $50,000. Construction Loan funds will be disbursed no more than one time per month based upon a standard staged draw system, subject to Borrower approved independent construction progress inspection and supplementary reporting. Advances under the Construction Loans shall be funded based upon a formal review of general and sub-contractor invoices by Borrower, together with a percentage of completion letter certified by the general contractor and the architect. Borrower shall maintain a 10% reserve which will be funded upon receipt and approval of the final permits and certificate of occupancy.

          (b) The first payment due under each Construction Loan shall be due on the date that such Construction Loan closes and will be paid from an interest reserve established with the Collateral Borrower at closing in an amount equal to the sum of the interest payable from the date of closing through the last day of the month. Thereafter, interest only payments will be made monthly on the first day of the month.

     "2.10.  Right of Last Look.  If Borrower obtains a Construction Loan
             ------------------
proposal from another source other than FFC, FFC shall have the right to match the other proposed terms."

     (d) Section 4.02(d) is hereby amended by deleting the word "creditors" in the seventh line thereof and replacing such word with "creditor's".
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     3.  AMENDMENT OF SCHEDULE I, "DEFINITIONS".  The parties hereto do hereby agree to amend Schedule I, Definitions, of the Original Agreement as follows:

     (a) The definition of "Collateral Loan" is hereby amended by adding in the
                            ---------------
second line thereof after the word "Borrower", the following phrase: ", each Construction Loan,".

     (b) After the definition of "Collateral Ratio", but before the definition
                                  ----------------
of "Contractual Obligation", the following definition is hereby added:

     "Construction Loan" shall mean each loan to a Collateral Borrower in the
      -----------------
     Approved Franchise Concepts listed on Schedule IV attached hereto and incorporated herein by reference for 100% financing for new or reconstructed store development for established restaurant operators with three or more units and development experience or operators with ten or more units and no development experience. The minimum loan amount for each Construction Loan shall be $250,000 and the maximum loan amount for each Construction Loan per site shall be $1,750,000 with a maximum loan amount of Construction Loans to any one Collateral Borrower of $5,000,000. The principal amount of all outstanding Construction Loans shall not exceed $50,000,000 of the Maximum Commitment Amount. The maximum term shall be the earlier of (i) nine (9) months from the date of the loan or (ii) within 30 days of receipt of a certificate of occupancy. No further Construction Loans shall be funded from and after November 14, 1998."

     (c) After the definition of "Revolving Loan", but before the definition of
                                  --------------
"Security Agreement", the following definition is hereby added:
 ------------------

     "Seasoning Period" shall mean for any Construction Loan that period of time
      ----------------
     which commences on the day of the store opening and continues for a period of three hundred sixty-five (365) days thereafter.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                ATHERTON CAPITAL INCORPORATED

                                By: /s/ David L. Elder
                                ----------------------------------
                                David L. Elder, President



                                FRANCHISE FINANCE CORP.

                                By: /s/ Jeffrey P. Thompson
                                ----------------------------------
                                Print Name: Jeffrey P. Thompson
                                            ----------------------
                                Title: President
                                       ---------------------------

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